UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

April 10, 2024

TrueCar, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36449	04-3807511
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1401 Ocean Ave, Suite 200
Santa Monica, California 90401
(Address of principal executive offices, including zip code)

(800) 200-2000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	TRUE	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
    Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02 Termination of a Material Definitive Agreement.

As previously reported, on July 10, 2014, TrueCar, Inc. (the “Company”) entered into an office building lease (the “Lease”) with Mani Brothers Portofino Plaza (DE), LLC, a Delaware limited liability company (the “Landlord”), pursuant to which the Company leased office space located at 1401 Ocean Avenue, Santa Monica, California (the “Premises”). The material terms of the Lease were included in Item 1.01 of the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission (the “SEC”) on July 16, 2014, which is incorporated by reference herein. The description of the Lease incorporated by reference is not complete and is subject to and qualified in its entirety by the Lease, a copy of which was filed as Exhibit 10.5 to the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2014, filed with the SEC on August 14, 2014.

On April 10, 2024, the Company notified the Landlord that the Company was terminating the Lease, effective immediately, due to the Landlord’s breach of both the express terms of the Lease and the Lease’s implied covenant of quiet enjoyment, as well as the Landlord’s conduct constituting a constructive eviction of the Company from the Premises. Also on April 10, 2024, the Company filed a lawsuit in Los Angeles Superior Court, seeking a declaratory judgment that its termination of the lease was justified under applicable California law, along with certain other relief. Other than to the extent required by law, the Company does not intend to amend this current report on Form 8-K to provide updated information regarding such lawsuit. The Company intends to vacate the Premises as soon as reasonably feasible.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

 Date:  April 12, 2024

TRUECAR, INC.

By:	/s/ Jeff Swart
Jeff Swart
EVP, General Counsel & Secretary